Once Upon a Farm Reports Second Quarter 2026 Financial Results

Second quarter net sales increased 42% year-over-year to $85 million

Raising 2026 net sales outlook to $327 million to $335 million

Raising 2026 Adjusted EBITDA outlook to $3 million to $4.5 million

BERKELEY, Calif., August 6, 2026 – Once Upon a Farm, PBC (NYSE: OFRM) (or the “Company”), a leading high-growth company driving systemic improvement in childhood nutrition, today announced financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights Compared to Prior Year Period

•
Net sales increased 42.3% to $85.4 million
•
Gross margin of 35.9% compared to 40.7%
•
Net loss of $5.0 million compared to a net loss of $9.0 million
•
Adjusted EBITDA1 loss of $1.7 million compared to Adjusted EBITDA of $2.0 million

“We delivered another quarter of high-quality, volume-led growth, with net sales increasing 42% year over year,” said John Foraker, CEO and co-founder of Once Upon a Farm. “Distribution continues to expand, velocities remain strong across our portfolio, and cooler productivity is increasing as awareness grows, assortments broaden and newer cooler cohorts mature. Our innovation is proving highly incremental to both Once Upon a Farm and the categories in which we compete, bringing new consumers into the brand and increasing engagement among existing households. These results are reflected in strong consumption trends and continued gains in household penetration, repeat and buy rate. Based on our second quarter performance, underlying consumer trends and confidence in our ability to execute, we are raising our full-year outlook for both net sales and Adjusted EBITDA. We believe this combination of expanding household reach, strengthening consumer loyalty and increasing productivity positions Once Upon a Farm to deliver durable growth and meaningful long-term profitability.”

Second Quarter 2026 Results

Net sales increased $25.4 million, or 42.3%, to $85.4 million for the second quarter of 2026, compared to $60.0 million in the prior year period. The increase in net sales was driven by a 40.3% increase in volume growth reflecting incremental distribution of existing products and new product introductions.

Gross profit was $30.6 million, or 35.9% of net sales, for the second quarter of 2026, compared to $24.5 million, or 40.7% of net sales, in the prior year period. The 485 basis point decrease in gross profit as a percentage of net sales was driven by trade spend, including a national program in the club channel, and mix, partially offset by pricing and lower slotting fees related to coolers.

Selling, general and administrative (“SG&A”) expenses were $36.3 million for the second quarter of 2026, compared to $24.4 million for the prior year period. Approximately $3.5 million in SG&A expense was attributable to stock-based compensation, as well as performance payments related to our IPO. SG&A expenses as a percentage of net sales increased by 179 basis points to 42.5% in the second quarter of 2026 compared to 40.7% in the prior year period, reflecting stock-based compensation, as well as performance payments related to our IPO along with higher marketing, labor and employee costs as a percentage of net sales, partially offset by lower logistics costs.

Net loss was $5.0 million for the second quarter of 2026 compared to a net loss of $9.0 million in the prior year period. The decrease in net loss was primarily driven by the elimination of the non-cash change in fair value of a derivative liability compared to the prior year period, higher gross profit and higher interest income, partially offset by higher SG&A expenses.

Adjusted EBITDA1 loss was $1.7 million for the second quarter of 2026 compared to Adjusted EBITDA of $2.0 million in the prior year period. The decrease in Adjusted EBITDA was primarily driven by the higher SG&A expenses.

Balance Sheet

As of June 30, 2026, the Company had cash and cash equivalents of $93.5 million and no debt, compared to $10.9 million of cash and cash equivalents and total debt of $60.2 million as of December 31, 2025. The increase in net cash and decrease in total debt reflect the application of proceeds from the Company’s IPO in February 2026.

Full Year 2026 Outlook

For full year 2026, the Company expects:

•
Net sales of $327 million to $335 million, representing growth of 36% to 39% versus 2025
•
Adjusted EBITDA of $3 million to $4.5 million

Outlook is based on information as of today, August 6, 2026, and may be impacted by factors outside the Company’s control. See “Forward-Looking Statements” below.

The Company is unable to provide a reconciliation for forward-looking outlook of Adjusted EBITDA to net income (loss), the most closely comparable GAAP measure without unreasonable effort, because certain material reconciling items, such as depreciation and amortization, interest expense, interest income, and provision for income tax, cannot be estimated due to factors outside of the Company’s control and could have a material impact on the reported results.

1 Adjusted EBITDA is a non-GAAP financial measure. See "Non-GAAP Measures" for how the Company defines this measure and the financial tables that accompany this press release for a reconciliation of this measure to the most closely comparable GAAP measure.

Conference Call and Webcast Details

To participate in the live earnings call at 5:00 pm Eastern Time today, listeners in the U.S. may dial (844) 826-3033 and international listeners may dial (412) 317-5185. The live audio webcast will be accessible in the “IR Calendar” section of the Company’s Investor Relations website at https://ir.onceuponafarmorganics.com or directly here.

About Once Upon a Farm

Once Upon a Farm, PBC (NYSE: OFRM) is redefining the organic kids’ food category and shaping the future of food. Guided by its mission to drive systemic improvement in childhood nutrition for a happier, healthier, more equitable world, the Company offers a portfolio of crave-worthy snacks and meals designed for children from babies through big kids. Our Once Upon a Farm products are organic, non-GMO, contain no added processed sugar and are free from artificial flavors and colors – just simple, real, nutritious food kids ask for and parents trust. For more information visit www.onceuponafarmorganics.com, follow @onceuponafarm on Instagram, Facebook and TikTok.

Contacts

Investors:

Brian Holland

Vice President of Investor Relations

brian.holland@uponafarm.com

OFARMIR@icrinc.com

Media:

Jessica Liddell, ICR

Kate Schneiderman, ICR

OFARMPR@icrinc.com

Non-GAAP Financial Measures

Adjusted EBITDA

The Company calculates Adjusted EBITDA as net loss, adjusted to exclude: (1) change in fair value of derivative liability; (2) change in fair value of convertible preferred stock warrant liability; (3) stock-based compensation; (4) depreciation and amortization; (5) amortization of certain payments under the Spokesperson Agreement for services received in connection with our IPO; (6) one-time bonuses related to our IPO; (7) interest expense; (8) interest income; and (9) provision for income taxes. The Company believes that Adjusted EBITDA provides meaningful supplemental information regarding its operating performance and facilitates internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations, or outlook. In particular, the Company believes that the use of Adjusted EBITDA is helpful to the Company’s investors as it is a measure used by management in assessing the health of its business, determining incentive compensation, and evaluating its operating performance, as well as for internal planning and forecasting purposes.

Forward-Looking Statements

This press release and the related conference call contain forward-looking statements that reflect the Company’s expectations or beliefs regarding future events. In some cases, forward-looking statements can identified by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “positioned,” “plan,” “predict,” “project,” “potential,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology. In particular, statements about the Company’s 2026 outlook, future growth prospects, growth of market share, growth strategy, the markets in which it operates, including the growth of our various markets, statements about potential new products and product innovation, and its expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance, are forward-looking statements. These forward-looking statements, including expectations and projections about future matters, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that such statements involve numerous risks and uncertainties and are subject to variables that could impact the Company’s future performance. These statements are based on management’s views and assumptions at the time they are made and are not guarantees of future performance. Actual future events and performance may differ materially from the expectations reflected in our forward-looking statements. The Company does not undertake any obligation to update forward-looking statements.

A variety of factors could materially affect future outcomes, including, but not limited to: adverse public relations, product recalls, and product liability claims; factors outside of the Company’s and its suppliers’ control that disrupt its operations or impact the inputs, commodities, and ingredients used in its business; the failure to manage the supply chain effectively; the availability of natural, plant-rich, and organic ingredients; the failure to increase our cooler count or lack of productivity in our cooler base; the ability to protect personal, proprietary, and confidential information and prevent security incidents; damage to the reputation of the Company, products, management team, or co-founders; adverse weather conditions, natural disasters, pestilence, climate change, and other conditions beyond the Company’s control that could disrupt its operations; the failure to retain and motivate the Company’s management team or other key team members, including our co-founders; the Company’s reliance on a limited number of independent contract manufacturers and suppliers; changing consumer preferences, perceptions, and spending habits; changes in global trade policy, including the imposition of tariffs on certain goods imported into the United States of America, uncertainty regarding the timing and amount of any tariff refund payments, or resultant trade wars that may lead to reduced economic activity, increased costs, reduced demand and changes in retail consumer purchasing behaviors for some or all of our products, or other potentially adverse economic outcomes; the failure to successfully pursue growth or implement the Company’s growth strategy on a timely basis or at all; disruptions in the worldwide economy; the inability to compete successfully in our highly competitive markets; damage or disruption at any facility where finished goods inventory is located; inability to expand existing customer relationships and acquire new customers; inability to implement initiatives to improve productivity and streamline operations to control or reduce costs; inability to achieve or sustain profitability; the ability of our information technology systems, including artificial intelligence technologies, to perform adequately and accurately; changes in tax laws; volatility of the market price of the common stock; and the other factors set forth in the Company’s filings with the Securities and Exchange Commission, including under Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K and Part II, Item IA. “Risk Factors” in our Quarterly Reports on Form 10-Q.

This list is not exhaustive and is intended for illustrative purposes only. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

Once Upon a Farm, PBC

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2026	2025
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$93,541	$10,860
Accounts receivable, net	36,959	28,783
Inventory	51,887	46,981
Prepaid expenses and other current assets	4,727	15,520
Total current assets	187,114	102,144
Property and equipment, net	9,794	8,903
Intangible assets, net	522	561
Goodwill	4,244	4,244
Other non-current assets	955	567
Total assets	$202,629	$116,419
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$16,005	$19,606
Accrued expenses and other current liabilities	30,675	24,269
Total current liabilities	46,680	43,875
Nonconvertible debt, net	—	43,000
Convertible notes	—	17,214
Derivative liability	—	32,413
Other non-current liabilities	667	2,017
Total liabilities	47,347	138,519
Convertible preferred stock	—	101,967
Stockholders’ equity (deficit):
Common stock	4	1
Additional paid-in capital	311,776	11,669
Accumulated deficit	(156,498)	(135,737)
Total stockholders’ equity (deficit)	155,282	(124,067)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$202,629	$116,419

Once Upon a Farm, PBC

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$85,392	$60,017	$158,112	$110,620
Cost of goods sold	54,743	35,564	97,785	67,074
Gross profit	30,649	24,453	60,327	43,546
Selling, general and administrative expenses	36,288	24,433	82,116	52,713
Income (loss) from operations	(5,639)	20	(21,789)	(9,167)
Other income (expense):
Interest expense	(49)	(660)	(469)	(1,183)
Interest income	835	73	1,334	194
Change in fair value of derivative liability	—	(8,180)	340	(17,860)
Other expense, net	(132)	(528)	(135)	(985)
Total other income (expense)	654	(9,295)	1,070	(19,834)
Net loss before income tax provision	(4,985)	(9,275)	(20,719)	(29,001)
Income tax (provision) benefit	35	237	(42)	497
Net loss	$(4,950)	$(9,038)	$(20,761)	$(28,504)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.12)	$(1.36)	$(0.60)	$(4.30)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	41,934,553	6,652,399	34,454,883	6,624,282

Once Upon a Farm, PBC

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(20,761)	$(28,504)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liability	(340)	17,860
Change in fair value of convertible preferred stock warrant liability	(13)	928
Change in fair value of SARs liability	72	9
Stock-based compensation	6,809	1,898
SARs issued to a customer recorded as a reduction to revenue	109	24
Inventory adjustments	1,877	441
Depreciation and amortization	1,049	554
Amortization of debt discounts and deferred financing costs	99	284
Non-cash interest	29	149
Changes in operating assets and liabilities:
Accounts receivable	(8,176)	(8,414)
Inventory	(6,783)	(11,931)
Prepaid expenses and other assets	(3,093)	(1,326)
Accounts payable	(689)	7,546
Accrued expenses and other liabilities	11,950	3,309
Net cash used in operating activities	(17,861)	(17,173)
INVESTING ACTIVITIES
Purchase of property and equipment	(2,429)	(2,024)
Net cash used in investing activities	(2,429)	(2,024)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	155,366	—
Proceeds from term loan facility	—	14,000
Proceeds from exercise of stock options	246	231
Payment of debt issuance costs	—	(253)
Repayment of line of credit	(43,000)	—
Payment of offering costs	(9,641)	—
Payment of deferred offering costs	—	(1,428)
Net cash provided by financing activities	102,971	12,550
Net change in cash and cash equivalents	82,681	(6,647)
Cash and cash equivalents, beginning of period	10,860	17,306
Cash and cash equivalents, end of period	$93,541	$10,659

Once Upon a Farm, PBC

Non-GAAP Financial Measures

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net loss	$(4,950)	$(9,038)	$(20,761)	$(28,504)
Change in fair value of derivative liability (1)	—	8,180	(340)	17,860
Change in fair value of convertible preferred stock warrant liability (1)	—	464	(13)	928
Stock-based compensation	2,471	1,093	8,973	1,898
Depreciation and amortization	574	297	1,049	554
Amortization and acceleration of Spokesperson Agreement expense for services received in connection to the IPO	—	649	5,405	1,298
IPO transaction bonus	1,000	—	1,699	—
Interest expense	49	660	469	1,183
Interest income	(835)	(73)	(1,334)	(194)
Provision (benefit) for income tax	(35)	(237)	42	(497)
Adjusted EBITDA	$(1,726)	$1,995	$(4,811)	$(5,474)

(1) Amount reflects the change in fair value of derivative liability related to Convertible Notes and change in fair value of convertible preferred warrant liability related to the Company’s Nonconvertible Debt.

Supplemental Information

(Unaudited)

Supplemental Sales Detail

The following table presents disaggregated net sales by product category for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Kid
Pouches	$36,271	$29,928	$65,648	$58,203
Snacks	7,640	6,145	12,412	10,270
Total Kid	43,911	36,073	78,060	68,473
Baby
Pouches	11,290	6,466	22,763	11,961
Snacks	29,639	16,802	56,411	28,884
Other	552	676	878	1,302
Total Baby	41,481	23,944	80,052	42,147
Total net sales	$85,392	$60,017	$158,112	$110,620